UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 16, 2007

First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-30523	58-2466370

(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302

(Address of principal executive offices)	(Zip Code)

(864) 948-9001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 23, 2007, First National Bancshares, Inc. filed a Form 8-K to announce the closing of a sale/leaseback transaction involving certain real properties owned by its wholly-owned bank subsidiary, First National Bank of the South.  This Form 8-K amends and restates in its entirety the 8-K originally filed on February 23, 2007, to report this transaction.

Item 1.01          Entry Into Material Definitive Agreement.

On February 16, 2007, First National Bank of the South (the “Bank”), a wholly-owned subsidiary of First National Bancshares, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) to sell, purchase and lease its real properties located at 215 N. Pine Street and 3090 Boiling Springs Road in Spartanburg, South Carolina (the “Properties”) to First National Holdings, LLC (the “Purchaser”).  The Board of Directors for the Bank approved the Agreement.  The real property located at 215 N. Pine Street consists of the Bank’s corporate headquarters, a full-service branch, and the corporate operations center that is currently under construction and is scheduled to be completed in the spring of 2007.  The real property located at 3090 Boiling Springs Road is a full-service branch.  In connection with the execution of the Agreement, the Bank also executed a Blanket Transfer, Assignment and Post-Closing Actions Agreement (the “Blanket Transfer Agreement”) which makes the Bank liable for all remaining construction costs for the corporate operations center.  The sales price for the transaction is $5,450,000 due and payable at closing which occurred simultaneously with the execution of the Agreement.

In connection with the sale, the Bank agreed to lease back the Properties from the Purchaser for an initial term of twenty-five years with one five-year option to renew at the option of the Bank.  The terms of the lease portion of the Agreement call for monthly rental payments of $38,604 during the initial term under a triple-net lease that will be accounted for as an operating lease under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases (as amended).”  If the Bank exercises the option to renew the lease as described above, the monthly rental payments will be adjusted to reflect the increase, if any, in the Consumer Price Index between the date of the Agreement and the date of commencement of the renewal term.  The Bank estimates that the sale/leaseback transaction will result in a gain of approximately $70,000 on a pre-tax basis, based on the Bank’s current estimate of the costs involved in completing the construction of the corporate operations center. The Bank will recognize the gain on a straight line basis over the initial lease term of twenty-five years.

First National Holdings, LLC is a limited liability corporation owned by a group of nine individual investors who serve as non-management directors of both the Bank and the Company.  The Bank plans to continue to conduct its normal banking operations out of the Properties without interruption.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Kitty B. Payne

Name	Kitty B. Payne
Title:	Executive Vice President/Chief Financial Officer

Dated: February 23, 2007